EXHIBIT 32.1

Section 1350 Certifications

I am the Principal Executive Officer and Principal Financial Officer of EZJR, Inc., a Nevada corporation (the “Company”). I am delivering this certificate in connection with the Form 10-Q of the Company for the quarter period ended June 30, 2013 and filed with the U.S. Securities and Exchange Commission (“Form 10-Q”).

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of EZJR, Inc. (the “Company”) certifies to his knowledge that:

(1) The Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in that Form 10-Q fairly presents, in all material respects, the financial conditions and results of operations of the Company.

/s/ Adam Alred
Adam Alred
Principal Executive Officer Principal Financial Officer

Date: August 14, 2013